Exhibit 99.1

News Release

Trustmark Corporation Announces First Quarter 2016 Financial Results

JACKSON, Miss. – April 26, 2016 – Trustmark Corporation (NASDAQ:TRMK) reported net income of $27.0 million in the first quarter of 2016, representing diluted earnings per share of $0.40.  Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable June 15, 2016, to shareholders of record on June 1, 2016.

First Quarter Highlights

•	Loans held for investment increased $176.6 million, or 10.0% annualized, from the prior quarter and $854.1 million, or 13.3%, year-over-year
•	Continued solid credit performance; remain adequately reserved as the allowance for both held for investment and acquired loans represented 1.09% of total held for investment and acquired loans
•	Revenue excluding acquired loans increased 3.0% linked quarter and 5.1% year-over-year to total $131.0 million in the first quarter
•	Routine noninterest expense, which excludes ORE and intangible amortization, totaled $97.0 million, remaining stable from both the prior quarter and year-over-year
•	Another tool for capital deployment: authorized a discretionary $100.0 million common share repurchase program through March 31, 2019

Gerard R. Host, President and CEO, stated, “Trustmark continued to achieve solid financial results.  We maintained and expanded customer relationships by growing loans across our five-state franchise, while continuing to maintain solid credit quality.  Routine noninterest expense remained well controlled.  This past December, we introduced mobile deposit capabilities to myTrustmark℠, our consumer digital banking service, and adoption of this feature has been strong.  We will continue to utilize technology to realign processes and enhance the Trustmark customer experience.  During the first quarter, we authorized a discretionary $100.0 million common share repurchase program.  We view this program as another capital management alternative, in addition to loan growth, acquisitions and a consistent dividend.  Thanks to our associates, solid profitability and strong capital base, Trustmark remains well positioned to continue meeting the needs of our customers and creating long-term value for our shareholders.”

Balance Sheet Management

•	Solid, diversified legacy loan growth demonstrates value of Trustmark’s five-state footprint
•

Held-for-investment loan growth in the Texas market primarily reflects existing construction loans migrating to permanent financing within the portfolio as well as growth in loans to state and other political subdivisions

•	Total deposits remained stable from the prior quarter with noninterest-bearing deposits representing approximately 29.8% of total deposits
•	Solid capital base continues to provide flexibility in pursuing growth opportunities

Loans held for investment totaled $7.3 billion at March 31, 2016, an increase of 2.5% from the prior quarter and 13.3% from the comparable period one year earlier.  Relative to the prior quarter, nonfarm, nonresidential real estate increased $156.8 million, reflecting growth in Alabama as well as migration of existing construction loans to permanent financing in the Mississippi and Texas markets.  Similarly, other real estate secured loans, which include multifamily projects, expanded $62.5 million, also reflecting the migration of existing construction loans in the Texas market.  Loans to state and other political subdivisions increased $52.4 million, driven primarily by growth in Texas and Alabama.  Commercial and industrial loans increased $25.3 million, as growth in Tennessee, Mississippi, Florida and Texas, more than offset a marginal reduction in Alabama.  Other loans, which include loans to nonprofits and real estate investment trusts, increased $21.0 million, driven principally by growth in Alabama and Tennessee.

Acquired loans totaled $364.8 million at March 31, 2016, down $25.7 million from the prior quarter.  Collectively, loans held for investment and acquired loans totaled $7.6 billion at March 31, 2016, up $151.0 million, or 2.0%, from the prior quarter.

Deposits totaled $9.6 billion at March 31, 2016, remaining stable from the prior quarter.  Trustmark continues to maintain an attractive, low-cost deposit base with approximately 60% of deposit balances in checking accounts and a total cost of deposits of 0.13%.  The favorable mix of interest-bearing liabilities yielded a total cost of funds of 0.28% for the first quarter of 2016.

Trustmark’s capital position remained solid, reflecting the consistent profitability of its diversified financial services businesses.  At March 31, 2016, Trustmark’s tangible equity to tangible assets ratio was 9.01%, while its total risk-based capital ratio was 13.92%.  Tangible book value per share was $16.50 at March 31, 2016, up 6.2% year-over-year.

Credit Quality

•	Other real estate decreased 7.0% and 20.4% from the prior quarter and year-over-year, respectively
•	Net charge-offs were negligible and represented approximately 0.01% of average loans
•	Allowance for loan losses represented 203.24% of nonperforming loans, excluding specifically reviewed impaired loans

Levels of both criticized and classified loan balances continued to reflect solid credit quality.  Compared to balances one year earlier, criticized and classified loan balances decreased 5.1% and 4.0%, respectively.  Relative to the prior quarter, criticized and classified loan balances increased 2.6% and 12.3%, respectively.

Nonperforming loans totaled $70.7 million at March 31, 2016, up 27.8% from the prior quarter and down 8.2% year-over-year; the linked-quarter increase was primarily a result of three substandard credits moving to nonaccrual status.  Nonperforming assets, which include nonperforming loans and other real estate, totaled $142.5 million, reflecting a linked-quarter increase of 7.6% and year-over-year decrease of 14.8%.

Allocation of Trustmark's $69.7 million allowance for loan losses represented 1.06% of commercial loans and 0.65% of consumer and home mortgage loans, resulting in an allowance to total loans held for investment of 0.96% at March 31, 2016, representing a level management considers commensurate with the inherent risk in the loan portfolio.  Collectively, the allowance for both held for investment and acquired loan losses represented 1.09% of total loans, which include held for investment and acquired loans.

Unless noted otherwise, all of the above credit quality metrics exclude acquired loans and other real estate covered by FDIC loss-share agreement.

Revenue Generation

•	Net interest income (FTE) excluding acquired loans totaled $92.2 million in the first quarter, remaining stable from the prior quarter and up 6.7% year-over-year
•	Noninterest income totaled $43.3 million, up 10.2% linked quarter and 2.2% year-over-year

Net interest income (FTE) in the first quarter totaled $99.2 million, resulting in a net interest margin of 3.54%.  Relative to the prior quarter, net interest income (FTE) decreased $4.9 million as growth in interest income from both the held for sale and held for investment loan portfolios was more than offset by decreased interest income from the acquired loan portfolio.  The yield on acquired loans in the first quarter totaled 7.46% and included recoveries from settlement of debt of $1.2 million; this compares to $5.4 million in recoveries from settlement of debt in the prior quarter.  Excluding acquired loans, the net interest margin in the first quarter totaled 3.40%.  Comparatively, the net interest margin (FTE) excluding both acquired loans and yield maintenance payments totaled 3.38% in the first quarter of 2016, remaining relatively stable from 3.40% in the prior quarter.

Noninterest income in the first quarter increased 10.2% from the prior quarter to total $43.3 million, as higher mortgage banking and other, net more than offset seasonal reductions in various fee-income categories.  Service charges on deposit accounts declined $880 thousand from the prior quarter because of a seasonal reduction in NSF and overdraft fees.  Bank card and other fees declined $238 thousand from the prior quarter because of a seasonal reduction in interchange income and lower revenue on interest rate swaps for commercial loan customers.  Other, net increased $1.4 million from the prior quarter, resulting from decreased expense related to the FDIC indemnification asset as well as decreased partnership amortization of tax credit investments.

Insurance revenue totaled $8.6 million in the first quarter, up 1.1% from the prior quarter and down 0.3% year-over-year; this performance primarily reflects growth in the group health insurance business.  Trustmark will continue to focus on business development as well as leveraging recent investments and restructuring initiatives to enhance growth and profitability.

Wealth management revenue in the first quarter totaled $7.4 million, down 5.4% and 7.3% from the prior quarter and year-over-year, respectively.  The linked-quarter and year-over-year declines are primarily attributable to decreased revenue within investment services, somewhat reflecting volatile market conditions.

Mortgage banking revenue totaled $8.7 million in the first quarter, up $4.4 million from the prior quarter and down $266 thousand year-over-year.  The linked-quarter change reflects an increased fair value on mortgage loans held for sale and positive mortgage servicing hedge ineffectiveness that more than offset decreased secondary marketing gains.  Mortgage loan production totaled $307.5 million, down 9.6% from the prior quarter and up 1.0% year-over-year.

Noninterest Expense

•	Noninterest expense remained stable at $98.9 million relative to the prior quarter and comparable period one year earlier
•	Continued retail delivery channel optimization: will close six branches in the second quarter of 2016 across Alabama, Mississippi and Florida

Excluding ORE expense and intangible amortization of $2.0 million, routine noninterest expense in the first quarter totaled $97.0 million.  Salaries and benefits totaled $57.2 million and remained stable from the prior quarter.  Service and fees increased 5.5%, or $758 thousand, linked quarter primarily because of additional advertising and software expense.  ORE and foreclosure expense totaled $181 thousand, up from the prior quarter, while net occupancy-premises expense totaled $6.2 million, down from the prior quarter.  Other expense totaled $12.0 million, down $1.0 million on a linked-quarter basis.

Trustmark remains excited about the evolving role of technology in providing opportunities to expand product offerings that enhance the customer experience while reducing variable-servicing costs.  Since the release of myTrustmark℠, our consumer digital banking service, adoption of online banking has notably increased with approximately two-thirds of these customers accessing myTrustmark℠ via mobile devices.  Through Trustmark’s mobile-banking platform, customers are able to monitor accounts, pay bills, transfer funds, deposit checks and, more recently, track spending habits across multiple accounts, including those from other financial institutions.  Trustmark will continue to expand product features and functionality to provide customers with the products and services they desire.  The successful adoption of myTrustmark℠ not only enhances the customer experience, but also provides Trustmark with opportunities to realign resources, whether in the form of additional technology investments, branch office consolidations or branch office openings.

To that end, in the first quarter Trustmark opened one branch office in Tuscaloosa, Alabama, and closed one branch office in Meridian, Mississippi.  During the second quarter of 2016, Trustmark plans to continue its measured approach to the optimization of its retail delivery channels by closing six branch offices with limited growth opportunities across Alabama, Mississippi and Florida.  Overall, Trustmark is committed to developing and maintaining relationships, while supporting investments that promote profitable revenue growth as well as reengineering and efficiency opportunities to enhance shareholder value.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, April 27, 2016, at 10:00 a.m. Central Time to discuss the Corporation’s financial results.  Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com, which will also include a slide presentation Management will review during the conference call.  A replay of the conference call will also be available through Wednesday, May 11, 2016, in archived format at the same web address or by calling (877) 344-7529, passcode 10083348.

Trustmark Corporation is a financial services company providing banking and financial solutions through 200 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets as well as crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues relating to the European financial system, and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations, or enforcement practices, or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Louis E. Greer	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-2310

F. Joseph Rein, Jr.

Senior Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2016
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	3/31/2016	12/31/2015	3/31/2015	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$2,211,479	$2,209,801	$2,190,344	$1,678	0.1%	$21,135	1.0%
Securities AFS-nontaxable	105,844	110,290	127,623	(4,446)	-4.0%	(21,779)	-17.1%
Securities HTM-taxable	1,142,434	1,145,397	1,119,979	(2,963)	-0.3%	22,455	2.0%
Securities HTM-nontaxable	35,841	35,755	41,405	86	0.2%	(5,564)	-13.4%
Total securities	3,495,598	3,501,243	3,479,351	(5,645)	-0.2%	16,247	0.5%
Loans (including loans held for sale)	7,346,333	7,089,672	6,561,430	256,661	3.6%	784,903	12.0%
Acquired loans:
Noncovered loans	361,772	384,306	502,534	(22,534)	-5.9%	(140,762)	-28.0%
Covered loans	16,663	18,341	23,593	(1,678)	-9.1%	(6,930)	-29.4%
Fed funds sold and rev repos	382	1,384	217	(1,002)	-72.4%	165	76.0%
Other earning assets	66,702	68,016	46,368	(1,314)	-1.9%	20,334	43.9%
Total earning assets	11,287,450	11,062,962	10,613,493	224,488	2.0%	673,957	6.4%
Allowance for loan losses	(81,138)	(78,652)	(81,993)	(2,486)	3.2%	855	-1.0%
Cash and due from banks	281,912	272,562	290,251	9,350	3.4%	(8,339)	-2.9%
Other assets	1,253,282	1,266,712	1,303,552	(13,430)	-1.1%	(50,270)	-3.9%
Total assets	$12,741,506	$12,523,584	$12,125,303	$217,922	1.7%	$616,203	5.1%

Interest-bearing demand deposits	$1,866,043	$1,917,598	$1,847,374	$(51,555)	-2.7%	$18,669	1.0%
Savings deposits	3,188,916	2,963,318	3,252,586	225,598	7.6%	(63,670)	-2.0%
Time deposits less than $100,000	994,406	1,033,233	1,139,912	(38,827)	-3.8%	(145,506)	-12.8%
Time deposits of $100,000 or more	683,170	687,635	785,715	(4,465)	-0.6%	(102,545)	-13.1%
Total interest-bearing deposits	6,732,535	6,601,784	7,025,587	130,751	2.0%	(293,052)	-4.2%
Fed funds purchased and repos	517,180	563,424	421,206	(46,244)	-8.2%	95,974	22.8%
Short-term borrowings	413,616	733,365	256,714	(319,749)	-43.6%	156,902	61.1%
Long-term FHLB advances	501,144	50,078	1,243	451,066	n/m	499,901	n/m
Subordinated notes	49,972	49,964	49,939	8	0.0%	33	0.1%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	8,276,303	8,060,471	7,816,545	215,832	2.7%	459,758	5.9%
Noninterest-bearing deposits	2,836,283	2,839,894	2,741,945	(3,611)	-0.1%	94,338	3.4%
Other liabilities	134,236	141,925	129,844	(7,689)	-5.4%	4,392	3.4%
Total liabilities	11,246,822	11,042,290	10,688,334	204,532	1.9%	558,488	5.2%
Shareholders' equity	1,494,684	1,481,294	1,436,969	13,390	0.9%	57,715	4.0%
Total liabilities and equity	$12,741,506	$12,523,584	$12,125,303	$217,922	1.7%	$616,203	5.1%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2016
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	3/31/2016	12/31/2015	3/31/2015	$ Change	% Change	$ Change	% Change
Cash and due from banks	$228,498	$277,751	$335,244	$(49,253)	-17.7%	$(106,746)	-31.8%
Fed funds sold and rev repos	—	250	—	(250)	-100.0%	—	n/m
Securities available for sale	2,368,120	2,345,422	2,381,459	22,698	1.0%	(13,339)	-0.6%
Securities held to maturity	1,168,203	1,187,818	1,184,554	(19,615)	-1.7%	(16,351)	-1.4%
Loans held for sale (LHFS)	191,028	160,189	150,365	30,839	19.3%	40,663	27.0%
Loans held for investment (LHFI)	7,268,022	7,091,385	6,413,876	176,637	2.5%	854,146	13.3%
Allowance for loan losses	(69,668)	(67,619)	(71,321)	(2,049)	3.0%	1,653	-2.3%
Net LHFI	7,198,354	7,023,766	6,342,555	174,588	2.5%	855,799	13.5%
Acquired loans:
Noncovered loans	349,781	372,711	478,172	(22,930)	-6.2%	(128,391)	-26.9%
Covered loans	14,974	17,700	20,271	(2,726)	-15.4%	(5,297)	-26.1%
Allowance for loan losses, acquired loans	(13,535)	(11,992)	(11,837)	(1,543)	12.9%	(1,698)	14.3%
Net acquired loans	351,220	378,419	486,606	(27,199)	-7.2%	(135,386)	-27.8%
Net LHFI and acquired loans	7,549,574	7,402,185	6,829,161	147,389	2.0%	720,413	10.5%
Premises and equipment, net	194,453	195,656	198,039	(1,203)	-0.6%	(3,586)	-1.8%
Mortgage servicing rights	68,208	74,007	62,903	(5,799)	-7.8%	5,305	8.4%
Goodwill	366,156	366,156	365,500	—	0.0%	656	0.2%
Identifiable intangible assets	25,751	27,546	31,250	(1,795)	-6.5%	(5,499)	-17.6%
Other real estate, excluding covered other real estate	71,806	77,177	90,175	(5,371)	-7.0%	(18,369)	-20.4%
Covered other real estate	496	1,651	4,794	(1,155)	-70.0%	(4,298)	-89.7%
FDIC indemnification asset	506	738	4,743	(232)	-31.4%	(4,237)	-89.3%
Other assets	542,397	562,350	540,977	(19,953)	-3.5%	1,420	0.3%
Total assets	$12,775,196	$12,678,896	$12,179,164	$96,300	0.8%	$596,032	4.9%

Deposits:
Noninterest-bearing	$2,874,306	$2,998,694	$2,936,875	$(124,388)	-4.1%	$(62,569)	-2.1%
Interest-bearing	6,759,337	6,589,536	6,970,115	169,801	2.6%	(210,778)	-3.0%
Total deposits	9,633,643	9,588,230	9,906,990	45,413	0.5%	(273,347)	-2.8%
Fed funds purchased and repos	466,436	441,042	523,187	25,394	5.8%	(56,751)	-10.8%
Short-term borrowings	411,385	412,617	50,570	(1,232)	-0.3%	360,815	n/m
Long-term FHLB advances	501,124	501,155	1,222	(31)	0.0%	499,902	n/m
Subordinated notes	49,977	49,969	49,944	8	0.0%	33	0.1%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Other liabilities	142,519	150,970	139,311	(8,451)	-5.6%	3,208	2.3%
Total liabilities	11,266,940	11,205,839	10,733,080	61,101	0.5%	533,860	5.0%
Common stock	14,093	14,076	14,076	17	0.1%	17	0.1%
Capital surplus	363,979	361,467	358,583	2,512	0.7%	5,396	1.5%
Retained earnings	1,151,757	1,142,908	1,103,077	8,849	0.8%	48,680	4.4%
Accum other comprehensive loss, net of tax	(21,573)	(45,394)	(29,652)	23,821	-52.5%	8,079	-27.2%
Total shareholders' equity	1,508,256	1,473,057	1,446,084	35,199	2.4%	62,172	4.3%
Total liabilities and equity	$12,775,196	$12,678,896	$12,179,164	$96,300	0.8%	$596,032	4.9%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2016
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	3/31/2016	12/31/2015	3/31/2015	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$76,235	$74,383	$69,658	$1,852	2.5%	$6,577	9.4%
Interest and fees on acquired loans	7,022	11,910	15,078	(4,888)	-41.0%	(8,056)	-53.4%
Interest on securities-taxable	20,086	21,149	19,586	(1,063)	-5.0%	500	2.6%
Interest on securities-tax exempt-FTE	1,497	1,565	1,789	(68)	-4.3%	(292)	-16.3%
Interest on fed funds sold and rev repos	1	4	—	(3)	-75.0%	1	n/m
Other interest income	230	402	393	(172)	-42.8%	(163)	-41.5%
Total interest income-FTE	105,071	109,413	106,504	(4,342)	-4.0%	(1,433)	-1.3%
Interest on deposits	3,038	3,000	3,247	38	1.3%	(209)	-6.4%
Interest on fed funds pch and repos	431	274	143	157	57.3%	288	n/m
Other interest expense	2,389	1,987	1,649	402	20.2%	740	44.9%
Total interest expense	5,858	5,261	5,039	597	11.3%	819	16.3%
Net interest income-FTE	99,213	104,152	101,465	(4,939)	-4.7%	(2,252)	-2.2%
Provision for loan losses, LHFI	2,243	3,043	1,785	(800)	-26.3%	458	25.7%
Provision for loan losses, acquired loans	1,309	997	347	312	31.3%	962	n/m
Net interest income after provision-FTE	95,661	100,112	99,333	(4,451)	-4.4%	(3,672)	-3.7%
Service charges on deposit accounts	11,081	11,961	11,085	(880)	-7.4%	(4)	0.0%
Insurance commissions	8,593	8,501	8,616	92	1.1%	(23)	-0.3%
Wealth management	7,407	7,831	7,990	(424)	-5.4%	(583)	-7.3%
Bank card and other fees	6,918	7,156	6,762	(238)	-3.3%	156	2.3%
Mortgage banking, net	8,699	4,287	8,965	4,412	n/m	(266)	-3.0%
Other, net	888	(466)	(1,055)	1,354	n/m	1,943	n/m
Nonint inc-excl sec gains (losses), net	43,586	39,270	42,363	4,316	11.0%	1,223	2.9%
Security gains (losses), net	(310)	—	—	(310)	n/m	(310)	n/m
Total noninterest income	43,276	39,270	42,363	4,006	10.2%	913	2.2%
Salaries and employee benefits	57,201	57,366	57,169	(165)	-0.3%	32	0.1%
Services and fees	14,475	13,717	14,121	758	5.5%	354	2.5%
Net occupancy-premises	6,188	6,304	6,191	(116)	-1.8%	(3)	0.0%
Equipment expense	6,094	6,105	5,974	(11)	-0.2%	120	2.0%
FDIC assessment expense	2,811	2,614	2,940	197	7.5%	(129)	-4.4%
ORE/Foreclosure expense	181	(518)	1,115	699	n/m	(934)	-83.8%
Other expense	11,994	13,032	11,706	(1,038)	-8.0%	288	2.5%
Total noninterest expense	98,944	98,620	99,216	324	0.3%	(272)	-0.3%
Income before income taxes and tax eq adj	39,993	40,762	42,480	(769)	-1.9%	(2,487)	-5.9%
Tax equivalent adjustment	4,473	4,334	4,073	139	3.2%	400	9.8%
Income before income taxes	35,520	36,428	38,407	(908)	-2.5%	(2,887)	-7.5%
Income taxes	8,517	8,570	9,259	(53)	-0.6%	(742)	-8.0%
Net income	$27,003	$27,858	$29,148	$(855)	-3.1%	$(2,145)	-7.4%

Per share data
Earnings per share - basic	$0.40	$0.41	$0.43	$(0.01)	-2.4%	$(0.03)	-7.0%

Earnings per share - diluted	$0.40	$0.41	$0.43	$(0.01)	-2.4%	$(0.03)	-7.0%

Dividends per share	$0.23	$0.23	$0.23	—	0.0%	—	0.0%

Weighted average shares outstanding
Basic	67,609,662	67,557,991	67,525,791

Diluted	67,746,592	67,734,109	67,639,326

Period end shares outstanding	67,639,832	67,559,128	67,556,591

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2016
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	3/31/2016	12/31/2015	3/31/2015	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Alabama	$1,788	$1,776	$902	$12	0.7%	$886	98.2%
Florida	4,952	5,180	8,179	(228)	-4.4%	(3,227)	-39.5%
Mississippi (2)	56,590	40,754	52,145	15,836	38.9%	4,445	8.5%
Tennessee (3)	5,849	5,106	4,197	743	14.6%	1,652	39.4%
Texas	1,515	2,496	11,585	(981)	-39.3%	(10,070)	-86.9%
Total nonaccrual loans	70,694	55,312	77,008	15,382	27.8%	(6,314)	-8.2%
Other real estate
Alabama	19,137	21,578	21,795	(2,441)	-11.3%	(2,658)	-12.2%
Florida	27,907	29,579	34,746	(1,672)	-5.7%	(6,839)	-19.7%
Mississippi (2)	14,511	14,312	15,143	199	1.4%	(632)	-4.2%
Tennessee (3)	8,699	9,974	10,072	(1,275)	-12.8%	(1,373)	-13.6%
Texas	1,552	1,734	8,419	(182)	-10.5%	(6,867)	-81.6%
Total other real estate	71,806	77,177	90,175	(5,371)	-7.0%	(18,369)	-20.4%
Total nonperforming assets	$142,500	$132,489	$167,183	$10,011	7.6%	$(24,683)	-14.8%

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$611	$2,300	$1,413	$(1,689)	-73.4%	$(802)	-56.8%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$24,110	$21,812	$7,584	$2,298	10.5%	$16,526	n/m

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES (4)	3/31/2016	12/31/2015	3/31/2015	$ Change	% Change	$ Change	% Change
Beginning Balance	$67,619	$65,607	$69,616	$2,012	3.1%	$(1,997)	-2.9%
Provision for loan losses	2,243	3,043	1,785	(800)	-26.3%	458	25.7%
Charge-offs	(3,363)	(3,781)	(3,004)	418	-11.1%	(359)	12.0%
Recoveries	3,169	2,750	2,924	419	15.2%	245	8.4%
Net (charge-offs) recoveries	(194)	(1,031)	(80)	837	-81.2%	(114)	n/m
Ending Balance	$69,668	$67,619	$71,321	$2,049	3.0%	$(1,653)	-2.3%

PROVISION FOR LOAN LOSSES (4)
Alabama	$540	$1,453	$761	$(913)	-62.8%	$(221)	-29.0%
Florida	(818)	(1,357)	1,833	539	-39.7%	(2,651)	n/m
Mississippi (2)	1,848	1,842	(2,729)	6	0.3%	4,577	n/m
Tennessee (3)	138	182	1,432	(44)	-24.2%	(1,294)	-90.4%
Texas	535	923	488	(388)	-42.0%	47	9.6%
Total provision for loan losses	$2,243	$3,043	$1,785	$(800)	-26.3%	$458	25.7%

NET CHARGE-OFFS (4)
Alabama	$63	$422	$144	$(359)	-85.1%	$(81)	-56.3%
Florida	(674)	(389)	(28)	(285)	73.3%	(646)	n/m
Mississippi (2)	(74)	925	143	(999)	n/m	(217)	n/m
Tennessee (3)	8	188	(216)	(180)	-95.7%	224	n/m
Texas	871	(115)	37	986	n/m	834	n/m
Total net charge-offs (recoveries)	$194	$1,031	$80	$(837)	-81.2%	$114	n/m

(1) - Excludes acquired loans and covered other real estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes acquired loans

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2016
($ in thousands)
(unaudited)

	Quarter Ended
AVERAGE BALANCES	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Securities AFS-taxable	$2,211,479	$2,209,801	$2,269,763	$2,255,485	$2,190,344
Securities AFS-nontaxable	105,844	110,290	116,290	120,330	127,623
Securities HTM-taxable	1,142,434	1,145,397	1,151,673	1,143,273	1,119,979
Securities HTM-nontaxable	35,841	35,755	36,278	38,173	41,405
Total securities	3,495,598	3,501,243	3,574,004	3,557,261	3,479,351
Loans (including loans held for sale)	7,346,333	7,089,672	6,771,947	6,554,739	6,561,430
Acquired loans:
Noncovered loans	361,772	384,306	421,262	462,418	502,534
Covered loans	16,663	18,341	18,982	20,574	23,593
Fed funds sold and rev repos	382	1,384	1,167	557	217
Other earning assets	66,702	68,016	58,534	41,242	46,368
Total earning assets	11,287,450	11,062,962	10,845,896	10,636,791	10,613,493
Allowance for loan losses	(81,138)	(78,652)	(84,482)	(84,331)	(81,993)
Cash and due from banks	281,912	272,562	266,174	272,292	290,251
Other assets	1,253,282	1,266,712	1,286,189	1,288,507	1,303,552
Total assets	$12,741,506	$12,523,584	$12,313,777	$12,113,259	$12,125,303

Interest-bearing demand deposits	$1,866,043	$1,917,598	$1,915,567	$1,924,447	$1,847,374
Savings deposits	3,188,916	2,963,318	3,059,183	3,226,380	3,252,586
Time deposits less than $100,000	994,406	1,033,233	1,072,373	1,101,477	1,139,912
Time deposits of $100,000 or more	683,170	687,635	712,910	751,129	785,715
Total interest-bearing deposits	6,732,535	6,601,784	6,760,033	7,003,433	7,025,587
Fed funds purchased and repos	517,180	563,424	528,232	497,606	421,206
Short-term borrowings	413,616	733,365	534,931	128,761	256,714
Long-term FHLB advances	501,144	50,078	1,195	1,213	1,243
Subordinated notes	49,972	49,964	49,955	49,947	49,939
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	8,276,303	8,060,471	7,936,202	7,742,816	7,816,545
Noninterest-bearing deposits	2,836,283	2,839,894	2,771,186	2,772,741	2,741,945
Other liabilities	134,236	141,925	137,134	143,201	129,844
Total liabilities	11,246,822	11,042,290	10,844,522	10,658,758	10,688,334
Shareholders' equity	1,494,684	1,481,294	1,469,255	1,454,501	1,436,969
Total liabilities and equity	$12,741,506	$12,523,584	$12,313,777	$12,113,259	$12,125,303

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2016
($ in thousands)
(unaudited)

PERIOD END BALANCES	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Cash and due from banks	$228,498	$277,751	$220,052	$255,050	$335,244
Fed funds sold and rev repos	—	250	—	—	—
Securities available for sale	2,368,120	2,345,422	2,382,822	2,446,383	2,381,459
Securities held to maturity	1,168,203	1,187,818	1,178,440	1,190,161	1,184,554
Loans held for sale (LHFS)	191,028	160,189	173,679	147,539	150,365
Loans held for investment (LHFI)	7,268,022	7,091,385	6,791,643	6,447,073	6,413,876
Allowance for loan losses	(69,668)	(67,619)	(65,607)	(71,166)	(71,321)
Net LHFI	7,198,354	7,023,766	6,726,036	6,375,907	6,342,555
Acquired loans:
Noncovered loans	349,781	372,711	400,528	447,160	478,172
Covered loans	14,974	17,700	18,645	19,239	20,271
Allowance for loan losses, acquired loans	(13,535)	(11,992)	(12,185)	(12,629)	(11,837)
Net acquired loans	351,220	378,419	406,988	453,770	486,606
Net LHFI and acquired loans	7,549,574	7,402,185	7,133,024	6,829,677	6,829,161
Premises and equipment, net	194,453	195,656	196,558	196,220	198,039
Mortgage servicing rights	68,208	74,007	69,809	71,422	62,903
Goodwill	366,156	366,156	365,500	365,500	365,500
Identifiable intangible assets	25,751	27,546	30,129	32,042	31,250
Other real estate, excluding covered other real estate	71,806	77,177	83,955	90,748	90,175
Covered other real estate	496	1,651	2,865	3,755	4,794
FDIC indemnification asset	506	738	1,749	2,632	4,743
Other assets	542,397	562,350	551,694	551,319	540,977
Total assets	$12,775,196	$12,678,896	$12,390,276	$12,182,448	$12,179,164

Deposits:
Noninterest-bearing	$2,874,306	$2,998,694	$2,787,454	$2,819,171	$2,936,875
Interest-bearing	6,759,337	6,589,536	6,624,950	6,973,003	6,970,115
Total deposits	9,633,643	9,588,230	9,412,404	9,792,174	9,906,990
Fed funds purchased and repos	466,436	441,042	534,204	477,462	523,187
Short-term borrowings	411,385	412,617	709,845	201,744	50,570
Long-term FHLB advances	501,124	501,155	1,173	1,204	1,222
Subordinated notes	49,977	49,969	49,961	49,953	49,944
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Other liabilities	142,519	150,970	144,077	147,646	139,311
Total liabilities	11,266,940	11,205,839	10,913,520	10,732,039	10,733,080
Common stock	14,093	14,076	14,076	14,076	14,076
Capital surplus	363,979	361,467	360,494	359,533	358,583
Retained earnings	1,151,757	1,142,908	1,130,766	1,117,993	1,103,077
Accum other comprehensive loss, net of tax	(21,573)	(45,394)	(28,580)	(41,193)	(29,652)
Total shareholders' equity	1,508,256	1,473,057	1,476,756	1,450,409	1,446,084
Total liabilities and equity	$12,775,196	$12,678,896	$12,390,276	$12,182,448	$12,179,164

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2016
($ in thousands except per share data)
(unaudited)

	Quarter Ended
INCOME STATEMENTS	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Interest and fees on LHFS & LHFI-FTE	$76,235	$74,383	$72,951	$71,546	$69,658
Interest and fees on acquired loans	7,022	11,910	11,607	12,557	15,078
Interest on securities-taxable	20,086	21,149	20,264	19,731	19,586
Interest on securities-tax exempt-FTE	1,497	1,565	1,609	1,688	1,789
Interest on fed funds sold and rev repos	1	4	2	2	—
Other interest income	230	402	392	392	393
Total interest income-FTE	105,071	109,413	106,825	105,916	106,504
Interest on deposits	3,038	3,000	3,147	3,204	3,247
Interest on fed funds pch and repos	431	274	205	179	143
Other interest expense	2,389	1,987	1,811	1,614	1,649
Total interest expense	5,858	5,261	5,163	4,997	5,039
Net interest income-FTE	99,213	104,152	101,662	100,919	101,465
Provision for loan losses, LHFI	2,243	3,043	2,514	1,033	1,785
Provision for loan losses, acquired loans	1,309	997	1,256	825	347
Net interest income after provision-FTE	95,661	100,112	97,892	99,061	99,333
Service charges on deposit accounts	11,081	11,961	12,400	11,920	11,085
Insurance commissions	8,593	8,501	9,906	9,401	8,616
Wealth management	7,407	7,831	7,790	7,758	7,990
Bank card and other fees	6,918	7,156	6,964	7,416	6,762
Mortgage banking, net	8,699	4,287	7,443	9,481	8,965
Other, net	888	(466)	1,470	(433)	(1,055)
Nonint inc-excl sec gains (losses), net	43,586	39,270	45,973	45,543	42,363
Security gains (losses), net	(310)	—	—	—	—
Total noninterest income	43,276	39,270	45,973	45,543	42,363
Salaries and employee benefits	57,201	57,366	58,270	57,393	57,169
Services and fees	14,475	13,717	14,691	15,005	14,121
Net occupancy-premises	6,188	6,304	6,580	6,243	6,191
Equipment expense	6,094	6,105	5,877	5,903	5,974
FDIC assessment expense	2,811	2,614	2,559	2,615	2,940
ORE/Foreclosure expense	181	(518)	3,385	921	1,115
Other expense	11,994	13,032	12,198	12,186	11,706
Total noninterest expense	98,944	98,620	103,560	100,266	99,216
Income before income taxes and tax eq adj	39,993	40,762	40,305	44,338	42,480
Tax equivalent adjustment	4,473	4,334	4,056	3,970	4,073
Income before income taxes	35,520	36,428	36,249	40,368	38,407
Income taxes	8,517	8,570	7,819	9,766	9,259
Net income	$27,003	$27,858	$28,430	$30,602	$29,148

Per share data
Earnings per share - basic	$0.40	$0.41	$0.42	$0.45	$0.43

Earnings per share - diluted	$0.40	$0.41	$0.42	$0.45	$0.43

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23

Weighted average shares outstanding
Basic	67,609,662	67,557,991	67,557,395	67,556,825	67,525,791

Diluted	67,746,592	67,734,109	67,707,456	67,685,449	67,639,326

Period end shares outstanding	67,639,832	67,559,128	67,557,395	67,557,395	67,556,591

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2016
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Nonaccrual loans
Alabama	$1,788	$1,776	$1,306	$713	$902
Florida	4,952	5,180	7,444	7,892	8,179
Mississippi (2)	56,590	40,754	44,955	52,051	52,145
Tennessee (3)	5,849	5,106	4,911	5,468	4,197
Texas	1,515	2,496	2,515	2,314	11,585
Total nonaccrual loans	70,694	55,312	61,131	68,438	77,008
Other real estate
Alabama	19,137	21,578	23,822	21,849	21,795
Florida	27,907	29,579	30,374	31,059	34,746
Mississippi (2)	14,511	14,312	13,180	14,094	15,143
Tennessee (3)	8,699	9,974	9,840	9,707	10,072
Texas	1,552	1,734	6,739	14,039	8,419
Total other real estate	71,806	77,177	83,955	90,748	90,175
Total nonperforming assets	$142,500	$132,489	$145,086	$159,186	$167,183

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$611	$2,300	$9,224	$1,771	$1,413

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$24,110	$21,812	$15,165	$11,987	$7,584

	Quarter Ended
ALLOWANCE FOR LOAN LOSSES (4)	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Beginning Balance	$67,619	$65,607	$71,166	$71,321	$69,616
Provision for loan losses	2,243	3,043	2,514	1,033	1,785
Charge-offs	(3,363)	(3,781)	(11,406)	(4,278)	(3,004)
Recoveries	3,169	2,750	3,333	3,090	2,924
Net (charge-offs) recoveries	(194)	(1,031)	(8,073)	(1,188)	(80)
Ending Balance	$69,668	$67,619	$65,607	$71,166	$71,321

PROVISION FOR LOAN LOSSES (4)
Alabama	$540	$1,453	$(70)	$623	$761
Florida	(818)	(1,357)	(1,430)	(1,168)	1,833
Mississippi (2)	1,848	1,842	4,221	2,046	(2,729)
Tennessee (3)	138	182	(1,050)	(483)	1,432
Texas	535	923	843	15	488
Total provision for loan losses	$2,243	$3,043	$2,514	$1,033	$1,785

NET CHARGE-OFFS (4)
Alabama	$63	$422	$163	$216	$144
Florida	(674)	(389)	(1,090)	539	(28)
Mississippi (2)	(74)	925	7,391	1,028	143
Tennessee (3)	8	188	448	105	(216)
Texas	871	(115)	1,161	(700)	37
Total net charge-offs (recoveries)	$194	$1,031	$8,073	$1,188	$80

(1) - Excludes acquired loans and covered other real estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes acquired loans

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2016
(unaudited)

	Quarter Ended
FINANCIAL RATIOS AND OTHER DATA	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Return on equity	7.27%	7.46%	7.68%	8.44%	8.23%
Return on average tangible equity	10.26%	10.61%	10.96%	12.05%	11.86%
Return on assets	0.85%	0.88%	0.92%	1.01%	0.97%
Interest margin - Yield - FTE	3.74%	3.92%	3.91%	3.99%	4.07%
Interest margin - Cost	0.21%	0.19%	0.19%	0.19%	0.19%
Net interest margin - FTE	3.54%	3.74%	3.72%	3.81%	3.88%
Efficiency ratio (1)	66.87%	66.03%	67.87%	66.00%	66.46%
Full-time equivalent employees	2,946	2,941	2,963	2,989	3,038

CREDIT QUALITY RATIOS (2)
Net charge-offs/average loans	0.01%	0.06%	0.47%	0.07%	0.00%
Provision for loan losses/average loans	0.12%	0.17%	0.15%	0.06%	0.11%
Nonperforming loans/total loans (incl LHFS)	0.95%	0.76%	0.88%	1.04%	1.17%
Nonperforming assets/total loans (incl LHFS)	1.91%	1.83%	2.08%	2.41%	2.55%
Nonperforming assets/total loans (incl LHFS) +ORE	1.89%	1.81%	2.06%	2.38%	2.51%
ALL/total loans (excl LHFS)	0.96%	0.95%	0.97%	1.10%	1.11%
ALL-commercial/total commercial loans	1.06%	1.05%	1.07%	1.30%	1.30%
ALL-consumer/total consumer and home mortgage loans	0.65%	0.66%	0.67%	0.59%	0.61%
ALL/nonperforming loans	98.55%	122.25%	107.32%	103.99%	92.62%
ALL/nonperforming loans (excl specifically reviewed impaired loans)	203.24%	210.32%	206.72%	192.60%	205.52%

CAPITAL RATIOS
Total equity/total assets	11.81%	11.62%	11.92%	11.91%	11.87%
Tangible equity/tangible assets	9.01%	8.79%	9.01%	8.93%	8.91%
Tangible equity/risk-weighted assets	11.84%	11.68%	12.24%	12.34%	12.34%
Tier 1 leverage ratio	9.93%	10.03%	10.09%	10.14%	9.99%
Common equity tier 1 capital ratio	12.41%	12.57%	13.00%	13.28%	13.14%
Tier 1 risk-based capital ratio	13.04%	13.21%	13.66%	13.97%	13.83%
Total risk-based capital ratio	13.92%	14.07%	14.66%	15.07%	14.92%

STOCK PERFORMANCE
Market value-Close	$23.03	$23.04	$23.17	$24.98	$24.28
Book value	$22.30	$21.80	$21.86	$21.47	$21.41
Tangible book value	$16.50	$15.98	$16.00	$15.58	$15.53

(1) - The efficiency ratio is noninterest expense to total net interest income (FTE) and noninterest income, excluding security gains (losses), amortization of partnership tax credits, amortization of purchased intangibles, and nonroutine income and expense items.

(2) - Excludes acquired loans and covered other real estate

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2016
($ in thousands)
(unaudited)

Note 1 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
SECURITIES AVAILABLE FOR SALE
U.S. Government agency obligations
Issued by U.S. Government agencies	$63,814	$68,135	$71,282	$74,409	$78,115
Issued by U.S. Government sponsored agencies	286	281	23,016	33,009	33,076
Obligations of states and political subdivisions	135,655	138,609	147,794	151,322	160,154
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	25,081	25,812	26,651	20,651	12,010
Issued by FNMA and FHLMC	330,558	225,542	177,411	185,651	195,470
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	1,540,541	1,582,860	1,630,402	1,662,476	1,646,710
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	272,185	279,226	279,609	290,398	225,826
Asset-backed securities and structured financial products	—	24,957	26,657	28,467	30,098
Total securities available for sale	$2,368,120	$2,345,422	$2,382,822	$2,446,383	$2,381,459

SECURITIES HELD TO MATURITY
U.S. Government agency obligations
Issued by U.S. Government sponsored agencies	$63,085	$101,782	$101,578	$101,374	$101,171
Obligations of states and political subdivisions	54,278	55,892	56,661	56,978	62,928
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	16,590	17,363	17,783	18,265	18,861
Issued by FNMA and FHLMC	9,871	10,368	10,669	10,965	11,341
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	818,201	820,012	808,763	838,989	842,827
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	206,178	182,401	182,986	163,590	147,426
Total securities held to maturity	$1,168,203	$1,187,818	$1,178,440	$1,190,161	$1,184,554

During 2013, Trustmark reclassified approximately $1.099 billion of securities available for sale to securities held to maturity. The securities were transferred at fair value, which became the cost basis for the securities held to maturity. At the date of transfer, the net unrealized holding loss on the available for sale securities totaled approximately $46.6 million ($28.8 million, net of tax). The net unrealized holding loss is amortized over the remaining life of the securities as a yield adjustment in a manner consistent with the amortization or accretion of the original purchase premium or discount on the associated security. There were no gains or losses recognized as a result of the transfer.  At March 31, 2016, the net unamortized, unrealized loss on the transferred securities included in accumulated other comprehensive (loss) income in the accompanying balance sheet totaled approximately $31.3 million ($19.3 million, net of tax).

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 95% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2016
($ in thousands)
(unaudited)

Note 2 – Loan Composition

LHFI BY TYPE (excluding acquired loans)	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Loans secured by real estate:
Construction, land development and other land loans	$697,500	$824,723	$785,472	$682,444	$691,657
Secured by 1-4 family residential properties	1,640,015	1,649,501	1,638,639	1,637,933	1,613,993
Secured by nonfarm, nonresidential properties	1,893,240	1,736,476	1,604,453	1,567,035	1,516,895
Other real estate secured	273,752	211,228	225,523	240,056	233,322
Commercial and industrial loans	1,368,464	1,343,211	1,270,277	1,219,684	1,228,788
Consumer loans	164,544	169,135	169,509	165,215	161,535
State and other political subdivision loans	787,049	734,615	677,539	574,265	614,330
Other loans	443,458	422,496	420,231	360,441	353,356
LHFI	7,268,022	7,091,385	6,791,643	6,447,073	6,413,876
Allowance for loan losses	(69,668)	(67,619)	(65,607)	(71,166)	(71,321)
Net LHFI	$7,198,354	$7,023,766	$6,726,036	$6,375,907	$6,342,555

ACQUIRED NONCOVERED LOANS BY TYPE	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Loans secured by real estate:
Construction, land development and other land loans	$41,097	$41,623	$45,299	$50,867	$51,363
Secured by 1-4 family residential properties	81,314	86,950	96,870	101,027	111,830
Secured by nonfarm, nonresidential properties	126,177	135,626	146,614	168,698	177,210
Other real estate secured	24,374	23,860	23,816	25,666	26,819
Commercial and industrial loans	51,663	55,075	57,748	73,732	81,261
Consumer loans	5,027	5,641	6,295	7,273	8,494
Other loans	20,129	23,936	23,886	19,897	21,195
Noncovered loans	349,781	372,711	400,528	447,160	478,172
Allowance for loan losses	(13,212)	(11,259)	(11,417)	(11,927)	(11,106)
Net noncovered loans	$336,569	$361,452	$389,111	$435,233	$467,066

ACQUIRED COVERED LOANS BY TYPE	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Loans secured by real estate:
Construction, land development and other land loans	$387	$1,021	$966	$904	$1,447
Secured by 1-4 family residential properties	8,564	10,058	10,546	11,080	11,200
Secured by nonfarm, nonresidential properties	3,679	4,638	5,363	5,206	5,844
Other real estate secured	1,132	1,286	1,511	1,622	1,469
Commercial and industrial loans	1,143	624	205	371	255
Consumer loans	—	—	—	—	—
Other loans	69	73	54	56	56
Covered loans	14,974	17,700	18,645	19,239	20,271
Allowance for loan losses	(323)	(733)	(768)	(702)	(731)
Net covered loans	$14,651	$16,967	$17,877	$18,537	$19,540

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2016
($ in thousands)
(unaudited)

Note 2 – Loan Composition (continued)

	March 31, 2016
LHFI - COMPOSITION BY REGION (1)	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$697,500	$129,438	$54,964	$261,624	$46,911	$204,563
Secured by 1-4 family residential properties	1,640,015	63,369	47,203	1,402,893	107,172	19,378
Secured by nonfarm, nonresidential properties	1,893,240	244,495	165,995	894,692	140,428	447,630
Other real estate secured	273,752	18,950	4,747	118,279	18,020	113,756
Commercial and industrial loans	1,368,464	105,124	15,728	711,295	234,252	302,065
Consumer loans	164,544	18,091	3,022	122,986	18,037	2,408
State and other political subdivision loans	787,049	63,359	30,536	514,537	31,518	147,099
Other loans	443,458	41,199	19,472	289,902	50,854	42,031
Loans	$7,268,022	$684,025	$341,667	$4,316,208	$647,192	$1,278,930

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION (1)
Lots	$50,492	$7,175	$19,716	$16,846	$3,560	$3,195
Development	57,654	7,426	4,219	27,354	710	17,945
Unimproved land	113,169	13,992	17,981	43,638	18,168	19,390
1-4 family construction	165,572	35,012	10,110	76,428	1,675	42,347
Other construction	310,613	65,833	2,938	97,358	22,798	121,686
Construction, land development and other land loans	$697,500	$129,438	$54,964	$261,624	$46,911	$204,563

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION (1)
Income producing:
Retail	$257,281	$62,525	$37,083	$92,383	$20,393	$44,897
Office	221,311	31,304	31,521	80,383	5,731	72,372
Nursing homes/assisted living	118,023	—	—	112,650	5,373	—
Hotel/motel	184,898	38,031	21,924	45,023	32,265	47,655
Industrial	85,605	17,467	9,487	16,493	1,455	40,703
Health care	26,830	2,241	862	23,727	—	—
Convenience stores	16,585	230	—	10,268	1,091	4,996
Other	199,259	12,030	16,920	89,495	3,737	77,077
Total income producing loans	1,109,792	163,828	117,797	470,422	70,045	287,700

Owner-occupied:
Office	123,870	9,295	20,577	64,859	8,631	20,508
Churches	90,616	9,043	2,194	45,480	25,045	8,854
Industrial warehouses	135,811	5,723	4,050	67,766	10,756	47,516
Health care	121,515	19,478	8,602	61,609	11,693	20,133
Convenience stores	81,707	7,778	1,752	46,559	2,647	22,971
Retail	42,068	8,415	5,698	20,071	2,098	5,786
Restaurants	32,753	2,645	1,722	22,542	3,636	2,208
Auto dealerships	14,042	8,068	93	4,682	1,199	—
Other	141,066	10,222	3,510	90,702	4,678	31,954
Total owner-occupied loans	783,448	80,667	48,198	424,270	70,383	159,930
Loans secured by nonfarm, nonresidential properties	$1,893,240	$244,495	$165,995	$894,692	$140,428	$447,630

(1) Excludes acquired loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2016
($ in thousands)
(unaudited)

Note 3 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Securities – taxable	2.41%	2.50%	2.35%	2.33%	2.40%
Securities – nontaxable	4.25%	4.25%	4.18%	4.27%	4.29%
Securities – total	2.48%	2.57%	2.43%	2.42%	2.49%
Loans - LHFI & LHFS	4.17%	4.16%	4.27%	4.38%	4.31%
Acquired loans	7.46%	11.74%	10.46%	10.43%	11.62%
Loans - total	4.33%	4.57%	4.65%	4.79%	4.85%
FF sold & rev repo	1.05%	1.15%	0.68%	1.44%	0.00%
Other earning assets	1.39%	2.34%	2.66%	3.81%	3.44%
Total earning assets	3.74%	3.92%	3.91%	3.99%	4.07%

Interest-bearing deposits	0.18%	0.18%	0.18%	0.18%	0.19%
FF pch & repo	0.34%	0.19%	0.15%	0.14%	0.14%
Other borrowings	0.94%	0.88%	1.11%	2.68%	1.81%
Total interest-bearing liabilities	0.28%	0.26%	0.26%	0.26%	0.26%

Net interest margin	3.54%	3.74%	3.72%	3.81%	3.88%
Net interest margin excluding acquired loans	3.40%	3.43%	3.43%	3.49%	3.47%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets. In addition, the table includes net interest margin excluding acquired loans, which equals reported net interest income-FTE excluding interest income on acquired loans, annualized, as a percent of average earning assets excluding average acquired loans.  The net interest margin decreased 20 basis points during the first quarter of 2016.  This decrease was primarily due to a decline in recoveries on acquired loans from $5.4 million during the fourth quarter of 2015 to $1.2 million during the first quarter of 2016.

The net interest margin included $389 thousand of yield maintenance payments on prepaid securities during the first quarter of 2016 compared to $902 thousand during the fourth quarter of 2015.  Excluding these yield maintenance payments on prepaid securities and acquired loans, the net interest margin totaled 3.38% during the first quarter of 2016 compared to 3.40% during the fourth quarter of 2015.

Note 4 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.  The impact of this strategy resulted in a net positive ineffectiveness of $413 thousand and $1.3 million for the quarters ended March 31, 2016 and 2015, respectively.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Mortgage servicing income, net	$5,058	$5,126	$4,906	$4,696	$4,897
Change in fair value-MSR from runoff	(2,005)	(2,091)	(2,636)	(2,587)	(2,213)
Gain on sales of loans, net	2,591	4,656	4,479	5,114	3,716
Other, net	2,642	(1,433)	215	206	1,245
Mortgage banking income before hedge ineffectiveness	8,286	6,258	6,964	7,429	7,645
Change in fair value-MSR from market changes	(6,866)	2,010	(4,141)	6,076	(2,368)
Change in fair value of derivatives	7,279	(3,981)	4,620	(4,024)	3,688
Net positive (negative) hedge ineffectiveness	413	(1,971)	479	2,052	1,320
Mortgage banking, net	$8,699	$4,287	$7,443	$9,481	$8,965

During the first quarter of 2015, Trustmark exercised its option to repurchase approximately $28.5 million of delinquent loans serviced for GNMA. These loans were subsequently sold to a third party under different repurchase provisions. Trustmark retained the servicing for these loans, which are subject to guarantees by FHA/VA.  As a result of this repurchase and sale, the loans are no longer carried as LHFS. The transaction resulted in a gain of $304 thousand, which was recorded during the first quarter of 2015 and is included in the table above as "Gain on sales of loans, net.”

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2016
($ in thousands)
(unaudited)

Note 5 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented ($ in thousands):

	Quarter Ended
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Partnership amortization for tax credit purposes	$(2,479)	$(3,015)	$(2,083)	$(2,480)	$(2,472)
(Decrease) increase in FDIC indemnification asset	(99)	(827)	82	(1,798)	(970)
Increase in life insurance cash surrender value	1,692	1,667	1,687	1,673	1,675
Other miscellaneous income	1,774	1,709	1,784	2,172	712
Total other, net	$888	$(466)	$1,470	$(433)	$(1,055)

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented ($ in thousands):

	Quarter Ended
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Loan expense	$3,043	$3,356	$3,416	$3,342	$2,721
Amortization of intangibles	1,796	1,927	1,942	1,959	1,991
Other miscellaneous expense	7,155	7,749	6,840	6,885	6,994
Total other expense	$11,994	$13,032	$12,198	$12,186	$11,706

Note 6 – Non-GAAP Financial Measures

In addition to capital ratios defined by GAAP and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure. The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2016
($ in thousands)
(unaudited)

Note 6 – Non-GAAP Financial Measures (continued)

		Quarter Ended
		3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,494,684	$1,481,294	$1,469,255	$1,454,501	$1,436,969
Less: Goodwill		(366,156)	(365,945)	(365,500)	(365,500)	(365,500)
Identifiable intangible assets		(26,709)	(28,851)	(31,144)	(30,385)	(32,398)
Total average tangible equity		$1,101,819	$1,086,498	$1,072,611	$1,058,616	$1,039,071

PERIOD END BALANCES
Total shareholders' equity		$1,508,256	$1,473,057	$1,476,756	$1,450,409	$1,446,084
Less: Goodwill		(366,156)	(366,156)	(365,500)	(365,500)	(365,500)
Identifiable intangible assets		(25,751)	(27,546)	(30,129)	(32,042)	(31,250)
Total tangible equity	(a)	$1,116,349	$1,079,355	$1,081,127	$1,052,867	$1,049,334

TANGIBLE ASSETS
Total assets		$12,775,196	$12,678,896	$12,390,276	$12,182,448	$12,179,164
Less: Goodwill		(366,156)	(366,156)	(365,500)	(365,500)	(365,500)
Identifiable intangible assets		(25,751)	(27,546)	(30,129)	(32,042)	(31,250)
Total tangible assets	(b)	$12,383,289	$12,285,194	$11,994,647	$11,784,906	$11,782,414
Risk-weighted assets	(c)	$9,431,021	$9,242,902	$8,831,355	$8,530,144	$8,503,102

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income		$27,003	$27,858	$28,430	$30,602	$29,148
Plus: Intangible amortization net of tax		1,109	1,191	1,199	1,210	1,229
Net income adjusted for intangible amortization		$28,112	$29,049	$29,629	$31,812	$30,377
Period end common shares outstanding	(d)	67,639,832	67,559,128	67,557,395	67,557,395	67,556,591

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		10.26%	10.61%	10.96%	12.05%	11.86%
Tangible equity/tangible assets	(a)/(b)	9.01%	8.79%	9.01%	8.93%	8.91%
Tangible equity/risk-weighted assets	(a)/(c)	11.84%	11.68%	12.24%	12.34%	12.34%
Tangible book value	(a)/(d)*1,000	$16.50	$15.98	$16.00	$15.58	$15.53

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,508,256	$1,473,057	$1,476,756	$1,450,409	$1,446,084
AOCI-related adjustments		21,573	45,394	28,580	41,193	29,652
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(348,515)	(348,873)	(348,587)	(348,940)	(349,292)
Other adjustments and deductions for CET1 (2)		(10,861)	(7,980)	(8,888)	(9,568)	(9,104)
CET1 capital	(e)	1,170,453	1,161,598	1,147,861	1,133,094	1,117,340
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Less: additional tier 1 capital deductions		(434)	(1,063)	(1,287)	(1,571)	(1,762)
Additional tier 1 capital		59,566	58,937	58,713	58,429	58,238
Tier 1 capital		$1,230,019	$1,220,535	$1,206,574	$1,191,523	$1,175,578

Common equity tier 1 capital ratio	(e)/(c)	12.41%	12.57%	13.00%	13.28%	13.14%

(1) Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity

(2) Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAS), threshold deductions and transition adjustments, as applicable.

Trustmark
Banking and Financial Solutions

First Quarter Financial Results
April 26, 2016

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Building a Premier Regional Financial Services Organization

First Quarter Financial Results April 26, 2016 Building a Premier Regional Financial Services Organization

Forward–Looking Statements Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected. Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets as well as crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues relating to the European financial system, and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations, or enforcement practices, or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

First Quarter Highlights Source: Company reports Another quarter of solid financial results; Q1-16 EPS of $0.40 At March 31, 2016: Total Assets $12.8 billion Total Loans (HFI & Acquired) $7.6 billion Total Deposits $9.6 billion Banking Centers 200 2016: Q1-16 Net Income $27.0 million EPS – Diluted $0.40 Dividends / Share $0.23 Tangible Equity / Tangible Assets 9.01% Total Risk-Based Capital Ratio 13.92% Profitable Revenue Generation Loans held for investment increased $176.6 million, or 10.0% annualized, from the prior quarter and $854.1 million, or 13.3%, year-over-year Revenue excluding interest income on acquired loans increased 3.0% linked quarter and 5.1% year-over-year Net interest income (FTE) excluding acquired loans remained stable from the prior quarter and increased 6.7% year-over-year Noninterest income increased 10.2% linked quarter and 2.2% from the comparable period one year earlier Process Improvement and Expense Management Routine noninterest expense, which excludes ORE and intangible amortization, totaled $97.0 million, remaining stable from both the prior quarter and same period one year earlier Continued realignment of retail delivery channels Q1-16: closed one branch office and opened one new branch office Q2-16: will close six branch offices with limited growth opportunities Introduced mobile check deposit and money management capabilities to digital-banking platform, myTrustmark℠ Credit Quality Continued solid credit performance; remain adequately reserved as the allowance for both held for investment and acquired loans represented 1.09% of total held for investment and acquired loans

Low-Cost Deposit Base

Deposit Mix – Average Balance

($ in millions)

$9,768
$9,776
$9,531
$9,442
$9,569
28%
28%
29%
30%
30%
72%
72%
71%
70%
70%
Q1 - 15
Q2 - 15
Q3 - 15
Q4 - 15
Q1 - 16
Interest-bearing
Noninterest-bearing

	Q1 - 15	Q2 - 15	Q3 - 15	Q4 - 15	Q1 - 16
Cost of Deposits	0.13%	0.13%	0.13%	0.13%	0.13%
Peer Median (1)	0.20%	0.20%	0.21%	0.21%	N/A

Deposit Mix by Type – Q1-16 Ending Balance

($ in millions)

Time Deposits, $1,680
17%
Savings, $745
8%
Nonint.-Bearing DDA, $2,874
30%
MMDA, $1,520
16%
29%
Interest Checking, $2,815

Total Deposits at March 31, 2016 – $9,634

4

Trustmark
Banking and Financial Solutions

Strength of franchise reflected by low cost of deposits of 13 bps and nearly 60% of deposit balances in checking accounts Average deposits in the first quarter totaled $9.6 billion, up 1.3% from the prior quarter Noninterest-bearing deposits represented 29.6% of average deposits in the first quarter Source: Company reports (1) Source: SNL Financial; Peer Group as defined in Trustmark’s 2016 Proxy Statement; data exclude SUSQ which was acquired by BB&T in 2015 Low-Cost Deposit Base ($ in millions) Cost of Deposits 0.13% 0.13% 0.13% 0.13% 0.13% Peer Median (1) 0.20% 0.20% 0.21% 0.21% N/A Well diversified deposit base serves as an excellent, low-cost source of funds Deposit Mix – Average Balance Noninterest-bearing 28% 28% 29% 30% 30% Interest-bearing 72% 72% 71% 70% 70% Total Deposits at March 31, 2016 – $9,634 ($ in millions) Deposit Mix by Type – Q1-16 Ending Balance 30% 29% 16% 17% 8%

Credit Risk Management

Continued solid credit performance

Other Real Estate

($ in millions)

$90
$91
$84
$77
$72
Dollar Change:
$1
($7)
($7)
($5)
Q1 - 15
Q2 - 15
Q3 - 15
Q4 - 15
Q1 - 16

Allowance for Loan Losses

($ in millions)

$83
$84
$78
$80
$83
206%
193%
207%
210%
203%
1.20%
1.21%
1.08%
1.06%
1.09%
Q1-15
Q2-15
Q3-15
Q4-15
Q1-16
ALL(1)
ALL / Total Loans(1)
ALL / Nonperforming Loans (excl. Specifically Reviewed Impaired Loans)

5

Trustmark
Banking and Financial Solutions

Credit Risk Management Source: Company reports Noted: Unless noted otherwise, credit metrics exclude acquired loans and other real estate covered by FDIC loss-share agreement (1) ALL includes allowances for both held for investment and acquired loans; total loans include held for investment and acquired loans ($ in millions) Other Real Estate Allowance for Loan Losses Continued solid credit performance Dollar Change: $1 ($7) ($7) ($5) 206% ($ in millions) Year-over-year, criticized and classified loan balances decreased 5.1% and 4.0%, respectively; relative to the prior quarter, criticized and classified loan balances increased 2.6% and 12.3%, respectively Nonperforming loans totaled $70.7 million at March 31, 2016, up 27.8% from the prior quarter and down 8.2% year-over-year The linked-quarter increase reflects three substandard credits – two in the energy and one in the health care sectors – moving to nonaccrual status Other real estate totaled $71.8 million, down 7.0% and 20.4% from the prior quarter and year-over-year, respectively Allowance for loan losses represented 203.24% of nonperforming loans, excluding specifically reviewed impaired loans Allowance for both held for investment and acquired loan losses represented 1.09% of total loans(1) ALL(1) ALL / Total Loans(1) ALL / Nonperforming Loans (excl. Specifically Reviewed Impaired Loans) 193% 207% 210% 203%

Loans Held for Investment Portfolio

Loans HFI by Type

($ in millions)

Type	3/31/16 Balance	Change Linked Quarter	Change Y-o-Y
Loans secured by real estate:			
Const., land dev. and other land loans	$ 698	$ (127)	$ 6
Secured by 1-4 family residential prop.	1,640	(9)	26
Secured by nonfarm, nonresidential prop.	1,893	157	376
Other real estate secured	274	63	40
Commercial and industrial loans	1,368	25	140
Consumer loans	165	(5)	3
State and other political subdivision loans	787	52	173
Other loans	443	21	90
Loans HFI	$ 7,268	$ 177	$ 854

Loans HFI – End of Period

($ in millions)

$6,414
$6,447
$6,792
$7,091
$7,268
Dollar Change:
$33
$345
$299
$177
Q1 - 15
Q2 - 15
Q3 - 15
Q4 - 15
Q1 - 16

Source: Company reports

6

Trustmark
Banking and Financial Solutions

Source: Company reports Loans Held for Investment Portfolio ($ in millions) Loans held for investment (“HFI”) increased $176.6 million, or 10.0%, annualized to $7.3 billion from the prior quarter; year-over-year, loans HFI increased $854.1 million, or 13.3% Linked-quarter decrease in construction, land development and other land loans primarily reflects migration of constructions loans to permanent financing within the Trustmark portfolio Total energy sector exposure of $482.1 million with outstanding balances of $252.6 million – representing 3.5% of total loans HFI – at March 31, 2016 Trustmark has no loan exposure in which the source of repayment or the underlying security of such exposure is tied to the realization of value from energy reserves No risk rating or accrual status changes as a result of the recent regulatory shared national credit review As of March 31, 2016, nonaccrual energy loans represented less than 4.5% of outstanding energy-related loans and less than 20 basis points of outstanding loans HFI Solid loan growth generally diversified by loan type and geography Loans HFI – End of Period ($ in millions) Loans HFI by Type Dollar Change: $33 $345 $299 $177

Acquired Loan Portfolio

Performance of acquired loans

Interest Income & Impairment – Acquired Loans

($ in thousands)	Q1-15	Q2-15	Q3-15	Q4-15	Q1-16
Acq. loan accretion / int.	$ 11,195	$ 8,975	$ 6,844	$ 6,500	$ 5,797
Acq. recoveries	3,883	3,582	4,763	5,410	1,225
Interest income on acq. loans	**$ 15,078**	**$ 12,557**	**$ 11,607**	**$ 11,910**	**$ 7,022**
Provision for acq. loan losses	**$ 347**	**$ 825**	**$ 1,256**	**$ 997**	**$ 1,309**
Net acq. loan contribution [1]	**$ 14,731**	**$ 11,732**	**$ 10,351**	**$ 10,913**	**$ 5,713**
Acq. loan yield	8.63%	7.46%	6.17%	6.41%	6.16%
Acq. loan recoveries yield	2.99%	2.97%	4.29%	5.33%	1.30%
Total yield on acq. loans	**11.62%**	**10.43%**	**10.46%**	**11.74%**	**7.46%**

Acquired Loans

($ in millions)

$498
$466
$419
$390
$365
Dollar Change:
($32)
($47)
($29)
($25)
Q1 - 15
Q2 - 15
Q3 - 15
Q4 - 15
Q1 - 16

Source: Company reports

Accretable Yield

($ in millions)

$70
$64
$56
$53
$50
Dollar Change:
($6)
($8)
($3)
($3)
Q1 - 15
Q2 - 15
Q3 - 15
Q4 - 15
Q1 - 16

7

Trustmark Banking and Financial Solutions

Performance of acquired loans Source: Company reports ($ in millions) Acquired Loan Portfolio Acquired Loans Acquired loan yield in the first quarter totaled 7.46% and included recoveries from settlement of debt of $1.2 million, which represented approximately 1.30% of the total yield on acquired loans The yield on acquired loans (excl. recoveries) for the second quarter is expected to be in the 5.5% - 6.5% range, reflecting most recent re-estimation of cash flows Based upon most recent cash flow analyses, acquired loan balances (excl. any settlement of debt) are anticipated to decline approximately $25 to $30 million during the second quarter Accretable Yield ($ in millions) Dollar Change: ($32) ($47) Interest Income & Impairment – Acquired Loans (1) Net interest income on acquired loans - Provision for acquired loan losses ($29) ($25) ($ in thousands) Dollar Change: ($6) ($8) ($3) ($3)

Income Statement Highlights – Revenue

Net Interest Income – FTE

($ in millions)

$101
$101
$102
$104
$99
$15
$13
$12
$12
$7
$86
$88
$90
$92
$92
Q1 - 15
Q2 - 15
Q3 - 15
Q4 - 15
Q1 - 16
Net Interest Income (excl. Acq. Loans)
Net Interest Income on Acq. Loans

Net Interest Margin

3.88%
3.81%
3.72%
3.74%
3.54%
3.47%
3.49%
3.43%
3.43%
3.40%
Q1 - 15
Q2 - 15
Q3 - 15
Q4 - 15(1)
Q1 - 16(2)
NIM
NIM (excl. acquired loans)

Noninterest Income

($ in millions)	Q1-16	% of Total	Change LQ	Change Y-o-Y
Service charges on deposit accounts	$ 11.1	26%	$ (0.9)	$ -
Insurance commissions	8.6	20%	0.1	-
Wealth management	7.4	17%	(0.4)	(0.6)
Bank card and other fees	6.9	16%	(0.2)	0.2
Mortgage banking, net	8.7	20%	4.4	(0.3)
Other, net	0.9	2%	1.3	1.9
Security gains (losses), net	(0.3)	(1%)	(0.3)	(0.3)
Total Noninterest Income	**$ 43.3**	**100%**	**$ 4.0**	**$ 0.9**

8

Trustmark Banking and Financial Solutions

Income Statement Highlights – Revenue Revenue excluding acquired loans totaled $131.0 million, up 3.0% linked quarter and 5.1% year-over-year Net Interest Income – FTE Net Interest Margin Noninterest Income ($ in millions) Net Interest Income on Acq. Loans Net Interest Income (excl. Acq. Loans) Source: Company reports Note: n/m – percentage changes greater than + / - 100% are considered not meaningful (1) Net interest margin, excluding acquired loans and yield maintenance payments, totaled 3.40% (2) Net interest margin, excluding acquired loans and yield maintenance payments, totaled 3.38% ($ in millions) Net interest income (FTE) excluding acquired loans in the first quarter totaled $92.2 million, stable from the prior quarter and up 6.7% year-over-year Insurance commissions totaled $8.6 million, up 1.1% linked quarter and down 0.3% year-over-year Increased income from mortgage banking and other, net more than offset seasonal reductions in NSF and overdraft fees as well as interchange income (1) (2)

Income Statement Highlights – Noninterest Expense

Routine noninterest expense remained well controlled

Noninterest Expense

($ in millions)

$99
$3
$96
$100
$3
$97
$104
$6
$98
$99
$1
$97
$99
$2
$97
Q1 - 15
Q2 - 15
Q3 - 15
Q4 - 15(1)
Q1 - 16
Noninterest Expense (excl. ORE and Intangible Amortization)
ORE/Intangible Amortization

Full-time Equivalent Employees

(actual figures presented)

3,038
2,989
2,963
2,941
2,946
Q1 - 15
Q2 - 15
Q3 - 15
Q4 - 15
Q1 - 16
Full-time Equivalent Employees

9

Trustmark
Banking and Financial Solutions

Income Statement Highlights – Noninterest Expense Source: Company reports (1) Total does not foot due to rounding Routine noninterest expense remained well controlled Excluding ORE and intangible amortization of $2.0 million, noninterest expense in the first quarter totaled $97.0 million, remaining stable from both the prior quarter and comparable period one year earlier Stable routine noninterest expense partially reflects the re-allocation of cost savings into other areas of the corporation Salaries and benefits totaled $57.2 million, down 0.3% from the prior quarter and up 0.1% year-over-year Services and fees totaled $14.5 million, up 5.5%, or $758 thousand, from the prior quarter primarily because of additional advertising and software expense Continued optimization of branch network – consolidated one and opened one branch office in the first quarter; will close six branch offices with limited growth opportunities during the second quarter Noninterest Expense ($ in millions) Full-time Equivalent Employees (actual figures presented) Noninterest Expense (excl. ORE and Intangible Amortization) ORE/Intangible Amortization (1)

Capital Management

Tangible Equity/Tangible Assets

8.91%
8.93%
9.01%
8.79%
9.01%
Q1 - 15
Q2 - 15
Q3 - 15
Q4 - 15
Q1 - 16

Common Equity Tier 1 Capital Ratio

13.14%
13.28%
13.00%
12.57%
12.41%
Q1 - 15
Q2 - 15
Q3 - 15
Q4 - 15
Q1 - 16

Total Risk-based Capital Ratio

14.92%
15.07%
14.66%
14.07%
13.92%
Q1 - 15
Q2 - 15
Q3 - 15
Q4 - 15
Q1 - 16

Source: Company reports

10

Trustmark
Banking and Financial Solutions

Capital Management Source: Company reports Tangible equity to tangible assets ratio was 9.01%, while the total risk-based capital ratio was 13.92% in the first quarter Another tool for capital deployment: authorized a discretionary $100.0 million common share repurchase program through March 31, 2019 Solid capital base continues to provide the flexibility to support strategic growth initiatives as well as alternative forms of capital deployment Consistent profitability of Trustmark’s diversified financial services businesses continue to support and strengthen its solid capital position Tangible Equity / Tangible Assets Common Equity Tier 1 Capital Ratio Total Risk-based Capital Ratio

Profitable revenue generation Create and expand customer relationships Loan growth Noninterest income – deposit services, wealth management, insurance and mortgage banking Business development and cross-selling Process improvement and expense management Performance Measurement Market Optimization Capital and Expense Management Leverage existing infrastructure investments Enterprise-wide analytics system Network operations center Cybersecurity and fraud detection system Strategic Priorities to Enhance Shareholder Value Credit quality Maintain disciplined underwriting and pricing Resolution of existing problem assets Effective risk management Ensure regulatory compliance Create value-added proposition, while managing businesses more effectively Mergers and acquisitions In-market consolidation Expand to additional attractive markets Patience and discipline